EXHIBIT 10.20

Execution Version

SECOND AMENDMENT TO
ALLIANCE AND LICENSE AGREEMENT

This Second Amendment to Alliance and License Agreement (the “Second Amendment”) is made and entered into as of this 9th day of March, 2015 by and between National Geographic Society, a District of Columbia non-profit corporation (“NGS”), and Lindblad Expeditions, Inc., a New York corporation, including its wholly owned subsidiaries (collectively, “Lindblad”).

W I T N E S S E T H:

WHEREAS, NGS and Lindblad are parties to that certain Alliance and License Agreement, dated as of December 12, 2011, and amended November 20, 2014 (the “License Agreement”);

WHEREAS, Lindblad proposes to enter into the Merger Agreement (as defined below), as a result of which Lindblad will undergo a change of control, as described in Section 22(b)(ii) of the License Agreement, and the company surviving the Mergers (as defined in the Merger Agreement) will succeed to all of the rights and obligations under the License Agreement;

WHEREAS, Section 22(b)(ii) of the License Agreement provides NGS the right to terminate the License Agreement in the case of a change of control in Lindblad and the License Agreement provides that no assignment, including a transfer of the beneficial ownership or control of fifty percent (50%) or more of Lindblad’s common stock, may be made by one party except with the prior consent of the other party; and

WHEREAS, NGS and Lindblad wish for the License Agreement to remain in force between NGS and the Surviving Company following consummation of such transactions in order to continue their broad strategic alliance to further each organizations’ individual goals of helping people explore the world and inspiring people to care about the planet;

NOW, THEREFORE, in consideration of the premises, the covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.            Definitions.

(a)         Capitalized terms and other terms contained and used in this Second Amendment that are not specifically defined herein shall have the meanings ascribed to them in the License Agreement. The capitalized terms and other terms contained and used this Second Amendment and which are defined below shall have the respective meanings ascribed to them as follows and shall be deemed incorporated into the License Agreement as if set forth therein:

(i)            “Acquiror” means Capitol Acquisition Corp. II, a Delaware Corporation.

(ii)          “Argo Expeditions” means Argo Expeditions, LLC, a Delaware limited liability company.

(iii)         “Control” means having the power to direct the affairs of a Person by reason of any of the following: (i) having the power to elect or appoint, through ownership, membership or otherwise, either directly or indirectly, a majority of the governing body of such Person, (ii) owning or controlling the right to vote a majority of the number of the shares of voting stock or other voting interests of such Person, or (iii) having the right to direct the general management of the affairs of such Person by contract or otherwise. A “change in Control”, “a change of Control” or similar phrases means that a Person or group (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), other than S. Lindblad or any Person Controlled by S. Lindblad, obtains Control after the Transaction Closing Date.

(iv)          “Designated Successor” means at such time as S. Lindblad is no longer in a senior management role at Lindblad and the Acquiror, the individual appointed to serve as his successor by either (i) S. Lindblad, or (ii) members of the board of directors of the Acquiror who were appointed by S. Lindblad or were elected by the affirmative vote of the Acquiror’s stockholders including S. Lindblad, in each case in consultation with NGS.

(v)            “Initial Merger” means the merger of Argo Merger Sub, Inc., a Delaware corporation, with and into Lindblad, immediately following which the separate corporate existence of Argo Merger Sub, Inc. will cease and Lindblad will continue as the surviving corporation in such merger (the “Interim Corporation”).

(vi)          “Lindblad Parties” means S. Lindblad and the other holders of issued and outstanding shares of Lindblad immediately prior to the effective time of the Initial Merger.

(vii)         “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 9, 2015, by and among Acquiror, Argo Expeditions, Argo Merger Sub, Inc. and Lindblad.

(viii)        “Person” means any human being, organization, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, association, governmental entity or other legal entity.

(ix)            “S. Lindblad” means Sven Lindblad, a resident of the State of New York, and the beneficial and record owner of 70.42% of the issued and outstanding shares of equity interests in Lindblad as of immediately prior to consummation of the Transaction.

(x)            “Subsequent Merger” means the merger of the Interim Corporation with and into Argo Expeditions, immediately following which, the separate corporate existence of the Interim Corporation will cease and Argo Expeditions will continue as the surviving entity in such merger (the “Surviving Company”) and will change its name to “Lindblad Expeditions, LLC”.

(xi)          “Tour Operator Agreement” means that certain Tour Operator Agreement entered into as of December 12, 2011, and amended as of November 20, 2014, between NGS and Lindblad, as amended as of the date hereof and as may be subsequently amended at any time and from time to time.

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(xii)          “Transaction” means the transactions, including the Initial Merger and the Subsequent Merger, contemplated by the Merger Agreement; provided, that the term “Transaction” shall only apply if (A) the Transaction Closing Date occurs on or before June 30, 2015; (B) the Surviving Company is the successor to all assets, rights and liabilities of Lindblad; (C) the assets, rights and liabilities of Lindblad immediately prior to the Subsequent Merger constitute all or substantially all of the assets, rights and liabilities, as applicable, of the Surviving Company immediately following the Subsequent Merger; and (D) immediately following the Transaction Closing Date (1) the Lindblad Parties collectively own, directly or beneficially, no less than 40% of the issued and outstanding shares of common stock, par value $0.0001 per share, of Acquiror, (2) S. Lindblad owns, directly or beneficially, no less than 25% of such issued and outstanding shares of common stock, (3) the following individuals serve as senior executive officers of Acquiror in the office corresponding to such individual’s name: S. Lindblad - Chief Executive Officer, Ian Rogers - Chief Financial Officer and Chief Operating Officer and Trey Byus - Chief Expedition Officer; and (4) S. Lindblad and two individuals appointed by him serve as members of the board of directors of Acquiror, which individuals, together with S. Lindblad, represent a majority of the members of the board of directors of Acquiror.

(xiii)         “Transaction Closing Date” means “Closing Date” as defined in Section 2.3 of the Merger Agreement.

(xiv)         “Transfer” means a sale, assignment, transfer, conveyance, gift, devise or any other disposition.

(b)          The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to “party” and “parties” shall be deemed references to the parties to this Second Amendment unless the context shall otherwise require. All references to Sections shall be deemed references to Sections of this Second Amendment, unless the context shall otherwise require. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Second Amendment as a whole and not to any particular Section or other portion hereof and include any agreement supplemental hereto. The conjunction “or” shall be understood in its inclusive sense (and/or). The division of this Second Amendment into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Amendment.

2.            Amendments. As of the Second Amendment Effective Date, without any further actions of the parties, the License Agreement shall be, and hereby is, amended as follows:

(a)          Section 3 of the License Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

3.            TERM. This Agreement commences as of the Effective Date and expires December 31, 2025 (the “Term”). This Agreement applies to any Lindblad Trips scheduled to occur during the period of time commencing on January 1, 2012, and continuing through December 31, 2025. The Agreement may be terminated prior to its scheduled expiration pursuant, but without limitation, to the provisions of the Section with the heading TERMINATION. The Term may be extended if both parties agree in a written amendment to this Agreement signed by both parties.

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(b)          Section 5 of the License Agreement shall be amended by adding a new paragraph (h) thereto which shall read in its entirety as follows:

(h)            Lindblad hereby gives NGS the right, exercisable by NGS in its sole discretion, to have each ship acquired by Lindblad from and after January 1, 2015, to be operated during the Term under the name “National Geographic,” with each such ship, for the avoidance of doubt, being thereafter an NG-Branded Ship and subject to the terms hereof

(c)          Section 11 of the License Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

11.            LINDBLAD COMMUNICATION. Consistent with and only to the extent permitted by (i) applicable law, including without limitation rules and regulations promulgated by the U.S. Securities and Exchange Commission, and (ii) the rules of any applicable securities exchange, including without limitation Nasdaq, Lindblad shall update NGS promptly, and in any event will update NGS no less frequently than quarterly and no later than fifteen days following the filing of its quarterly report on Form 10-Q for the quarter then ended, such update to include a discussion of (a) the performance of Lindblad’s obligations under the Agreement or the Tour Operator Agreement, (b) the Licensed Property, (c) the rights or benefits of NGS under the Agreement or the Tour Operator Agreement and (d) any change in the business plan of Lindblad or the Acquiror or the occurrence of any event that, in either case, is reasonably likely to have a material effect on (1) the business that is the subject of this Agreement or the Tour Operator Agreement or (2) NGS’ promotion of the NGE/Lindblad Trips. NGS agrees that any information disclosed by Lindblad under this Section 11 shall be maintained in confidence in accordance with the provisions of Section 24(d).

(d)          Subsection (b) of Section 14 of the License Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

(b)            Royalty Term. Royalties shall begin with the first Lindblad Trip departing on or after January 1, 2012 and continue through the last Lindblad Trip departing on or before December 31, 2025.

(e)          Paragraph (ii) of Section 22(b) of the License Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

(ii)            Ownership or Management Change. If any of Lindblad or the Acquiror experiences a change of Control, which, for the purposes hereof, shall include if S. Lindblad or the Designated Successor is no longer in a senior management role (which may include executive chairmanship) at Lindblad and the Acquiror. Notwithstanding the foregoing, this Section 22(b)(ii) will be of no further force and effect upon the termination of employment of the Designated Successor as a result of his or her death, disability, retirement or voluntary resignation.

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(f)           Subsection (d) of Section 24 of the License Agreement shall be deleted in its entirety and the following provisions shall be inserted in lieu thereof:

(d)           Confidentiality.

(i)            Confidentiality of Agreement. Subject to the immediately following sentence, each party agrees to keep the terms and conditions of this Agreement confidential, and will not disclose such terms and conditions to any third party. Notwithstanding the foregoing, NGS acknowledges and agrees that (A) Acquiror may refer to the Agreement, and include a summary description thereof, in its proxy statement to be filed with the U.S. Securities and Exchange Commission and disseminated to Acquiror stockholders in connection with the solicitation of Acquiror stockholder approval for the Transaction, (B) Lindblad or the Acquiror may file a copy of this Agreement and summaries of the terms hereof with the U.S. Securities and Exchange Commission or other governmental authority as reasonably required to comply with applicable law or the rules of a nationally recognized securities exchange and (C) during the period beginning on the date hereof and ending on December 31, 2015, Lindblad or the Acquiror may describe in investor marketing materials, such as roadshow presentations or confidential investment memoranda, certain aspects of Lindblad’s relationship with NGS limited to exclusivity, term and the Option, and the summary description included in the proxy statement, and shall have the right to use NGS logos and trademarks in connection therewith; provided, that such use conforms to the requirements for the use of NGS logos and trademarks set forth at www.ngsbrands.com. Lindblad or the Acquiror shall be entitled to file a copy of the Agreement and summaries thereof pursuant to clause (A) or (B) above, provided that it has requested confidential treatment of the commercial terms and other sensitive terms hereof to the extent such confidential treatment is reasonably available to Lindblad or the Acquiror, as the case may be. In the event of any such filing, within a reasonable time period prior to such filing deadline, and in any event no later than five (5) business days prior thereto, Lindblad or the Acquiror shall provide NGS with a copy of this Agreement and related filings marked to show provisions for which confidential treatment will be sought, as well as any summaries or descriptions hereof, and Lindblad and the Acquiror, as the case may be, will use its reasonable efforts to incorporate all of NGS’ reasonable comments to the extent consistent with the legal requirements and the rules of any nationally recognized securities exchange governing disclosure of material agreements and material information to be publicly filed. In making any such determinations, Lindblad and/or the Acquiror shall be entitled to rely on the advice of counsel, which may include in-house counsel. With respect to the material to be disclosed pursuant to clause (C) above and the use of the NGS logos and trademarks, Lindblad or the Acquiror, as the case may be, shall provide to NGS a representative example of the disclosure to be made regarding the information to be disclosed and the use of the NGS logo or trademark, as the case may be, for NGS’ review and approval, which approval shall not be unreasonably withheld, conditioned or delayed, and Lindblad and the Acquiror shall be allowed thereafter to use such material in substantially the same form in other material without first seeking NGS’ approval.

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(ii)            Confidential Information of the Other Party. Subject to the provisions of the immediately following clause (iii), each party agrees to maintain in confidence, and neither to disclose to any third party nor to use for any purpose except those covered by this Agreement all information relating to the other party’s (or its affiliates’) schedules, creations, business plans, costs, names, marketing plans, licensing plans, research or other information relating to the planning, production, licensing or distribution of the other party’s products or services, and other information disclosed in the course of performance of this Agreement of a nature which a reasonable person would consider confidential.

(iii)            Exceptions. Notwithstanding the foregoing, a party (“receiving party”) may make disclosure (A) if the prior written consent of the other party (“disclosing party”) has been obtained; (B) on a need-to-know basis to its own attorneys, accountants, consultants and agents who are aware of the terms of this Section headed Confidentiality; (C) as may be required by applicable law, including regulations promulgated by applicable security exchanges, or ordered by a court of competent jurisdiction, after giving the disclosing party notice to the extent permitted by law and practicable and allowing such party to assist in resisting or limiting such disclosure, provided that the foregoing shall not in any way limit the provisions of the immediately preceding clause (i); (D) as may be necessary in order to protect the receiving party’s rights hereunder; (E) to the extent such information is already in the public domain other than due to a breach by the receiving party; (F) to the extent the receiving party can establish that it knew such information prior to disclosure by the disclosing party, received such information from a third party not known to owe a duty of confidentiality to the disclosing party, or independently developed such information; or (G) to the extent necessary for the receiving party to enforce its rights under this Agreement or the Tour Operator Agreement.

3.            Assignment; Consent to Transaction.

(a)            Effective as of the Second Amendment Effective Date, NGS’ right to terminate the License Agreement under Section 22(b)(ii) of the License Agreement, as amended by this Second Amendment, due to a change of Control of Lindblad is hereby waived solely as such right relates to the Transaction. The waiver set forth in the foregoing sentence shall be limited precisely as written and relates solely to the provisions of Section 22(b)(ii) of the License Agreement in the matter and to the extent described in the foregoing, and nothing in this Section 3(a) shall be deemed to constitute a waiver by NGS of compliance with respect to any other term, provision or condition of the License Agreement, except as expressly provided herein. Except as expressly provided herein, nothing contained in this Section 3(a) shall be deemed or construed to amend, supplement or modify the License Agreement (including the provisions of Section 22(b)(ii) thereof) or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

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(b)            In accordance with Section 24(b) of the License Agreement, effective as of the Second Amendment Effective Date, NGS hereby consents to the Transaction, including the assignment of the License Agreement to the Surviving Company in connection therewith, and NGS hereby acknowledges and agrees that neither the Initial Merger nor the Subsequent Merger, so long as consummated as part of the Transaction, will constitute a breach, default or termination event under Section 24(b) of the License Agreement.

(c)            The parties hereby acknowledge and agree that immediately following the Transaction Closing Date for all purposes of the Agreement “Lindblad” shall refer to Lindblad Expeditions LLC, the company surviving the consummation of the transactions contemplated by the Subsequent Merger.

4.            Reaffirmation of License Agreement. Except as expressly provided herein, the License Agreement is not amended, modified or affected by this Second Amendment, and the License Agreement and the obligations of the parties thereunder are hereby ratified and confirmed by NGS and Lindblad in all respects.

5.            Effective Date of the Second Amendment. This Second Amendment shall be effective on the Transaction Closing Date (the “Second Amendment Effective Date”), provided, however, that the parties hereto acknowledge and agree that Section 24(d) of the License Agreement as amended by Section 2(f) above shall govern the rights and obligations of the parties with respect to the disclosure of confidential information in connection with all disclosures made by Lindblad or Acquiror in connection with seeking the approval of the stockholders of Acquiror for the Transaction, provided, further, that the modified economic terms described in this Second Amendment shall not take effect until June 1, 2015. In the event that the Transaction fails to occur, then this Second Amendment shall be void ab initio and have no force or effect.

6.            Miscellaneous.

(a)            The validity, performance, construction and effect of this Second Amendment shall be governed by and construed under the laws of the District of Columbia, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

(b)            For purposes of judicial resolution, the parties each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the District of Columbia and further hereby expressly waive any objections to the venue of said courts and the service of process and other legal documents and pleadings by any method approved by said courts.

(c)            The parties agree, in any dispute relating to this Second Amendment, to follow the dispute resolution procedure outlined in Section 24(i) of the License Agreement.

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(d)            This Second Amendment shall be construed without regard to any presumption or any other rule requiring construction against the party causing this Second Amendment to be drafted.

(e)            This Second Amendment amends the terms of the License Agreement as expressly provided above as of the Second Amendment Effective Date, and, as of the Second Amendment Effective Date, the License Agreement, as so amended, along with the Second Amendment, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the License Agreement and supersedes, as of the Second Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the License Agreement. The foregoing sentence shall not affect the validity, performance, construction or effect of the Tour Operator Agreement.

(f)            The Second Amendment may be modified, supplemented or amended only by a written instrument executed by the parties.

(g)            This Second Amendment shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns. Nothing contained in this Second Amendment, express or implied, is intended to confer upon any Person other than the parties and their respective permitted successors and assigns, any rights or remedies under or by reason of this Second Amendment.

(h)            This Second Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. In place of the transmittal of original documents, and where permitted by applicable law, such executions may be transmitted to the other parties by facsimile, portable document format (pdf) or similar electronic image-based format (collectively, “Facsimile”) and such Facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or Facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

7.            Conditions Precedent. Each and every provision of this Agreement shall be contingent and become effective only upon the execution and delivery by S. Lindblad of an Option Agreement (the “Option”) granting to NGS the right to purchase from S. Lindblad, for a per share exercise price equal to ten dollars ($10.00), five percent (5%) of the issued and outstanding shares of Acquiror’s common stock, par value $0.000l per share, as of the Transaction Closing Date, which, for purposes hereof, will take into account all outstanding options, warrants and other securities convertible into, or exchangeable for, shares of the Acquiror’s capital stock (other than (i) options granted to employees of Acquiror or the Surviving Company under employee stock option plan(s) of the Acquiror or the Surviving Company, as the case may be, (ii) 10,000,000 warrants to purchase Acquiror common stock included in the Acquiror units issued by Acquiror in its initial public offering, (iii) 5,600,000 warrants purchased by the Acquiror’s sponsors in a private placement and (iv) up to 1,250,000 shares of Acquiror common stock held in escrow pursuant to that certain Stock Escrow Agreement, dated as of May 10, 2013, among Acquiror, Continental Stock Transfer & Trust Company, as escrow agent and the sponsors of Acquiror party thereto, that are subject to forfeiture as set forth therein, provided, that the number of shares subject to the Option shall be increased to reflect five percent (5%) of the foregoing shares if the condition to the release of such shares from escrow is satisfied). The Option shall become effective and exercisable upon the Transaction Closing Date. For a period of five (5) years commencing on the Transaction Closing Date, NGS shall not Transfer any of the shares of Acquiror’s common stock purchasable upon exercise of the Option in accordance with the terms thereof (such shares, the “Option Shares”); provided, however, that the foregoing restriction shall lapse as to a percentage of the Option Shares equal to the quotient (expressed as a percentage) obtained by dividing (x) the number of shares issued to S. Lindblad in connection with the Transaction that are Transferred by S. Lindblad prior to the fifth (5th) anniversary of the Closing Date by (y) the number of shares issued to S. Lindblad in connection with the Transaction. In connection with the Transaction, the Option Shares shall be put into escrow. The Option Agreement will include a binding commitment by Acquiror to cooperate with any request made by NGS to remove any restrictive legend from the share certificates representing the shares of Acquiror common stock it purchases from S. Lindblad pursuant to the Option Agreement and otherwise facilitate the private or public sale of any such shares by NGS on a securities exchange or otherwise, in each case subject to applicable law. For the avoidance of doubt, the Option shall be the same Option as in Section 7 of that certain Second Amendment, dated as of the date hereof, to the Tour Operator Agreement.

[signatures on following page]

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IN WITNESS WHEREOF, this Second Amendment to Alliance and License Agreement has been executed by the parties, all as of the date first above written.

LINBLAD EXPEDITIONS, INC.

By:
Name:
Title:

NATIONAL GEOGRAPHIC SOCIETY

By:
Name:
Title:

[Signature Page to Second Amendment to Alliance and License Agreement]

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IN WITNESS WHEREOF, this Second Amendment to Alliance and License Agreement has been executed by the parties, all as of the date first above written.

LINBLAD EXPEDITIONS, INC.

By:
Name:
Title:

NATIONAL GEOGRAPHIC SOCIETY

By:
Name: Declan Moore
Title: Chief Media Officer

[Signature Page to Second Amendment to Alliance and License Agreement]

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